                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                               ------------------

                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):  November 13, 1996



                               COMCAST CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


 Pennsylvania                        0-6983                         23-1709202
---------------                 ----------------                  --------------
(State or other                 (Commission file                  (IRS employer
jurisdiction of                      number)                      identification
incorporation)                                                          no.)



             1500 Market Street, Philadelphia, PA         19102-2148
            --------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)




        Registrant's telephone number, including area code (215) 665-1700
                                                           --------------

Item 2.   Acquisition or Disposition of Assets.

     On November 13, 1996, Comcast Corporation (the "Company") acquired the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for 93.049 million shares of the Company's Class
A Special Common Stock, par value $1.00 per share (the "Class A Special
Common Stock"), valued at $1.552 billion, based on the average closing price of the Class A Special Common Stock for the period from November 11, 1996 to November 15, 1996 (the "Scripps Transaction"). The Scripps Transaction was consummated pursuant to the terms of an Agreement and Plan of Merger ("the Merger Agreement"), incorporated by reference herein, between the Company, E.W. Scripps and Scripps Howard, Inc., a wholly owned subsidiary of E.W. Scripps. The Company has accounted for the Scripps Transaction under the purchase method and Scripps Cable has been consolidated with the Company effective November 1, 1996.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

          The Company's Unaudited Pro Forma Condensed Consolidated Financial Statements are included in this Report and are listed in the Index to Unaudited Pro Forma Financial Information.

          The audited combined financial statements of Scripps Cable as of and for each of the three years in the period ended December 31, 1995 are incorporated by reference from the Company's Current Report on Form 8-K/A filed on July 22, 1996, which filing incorporated such statements by reference from the Form 8-K/A(5) of The E.W. Scripps Company (commission file no. 1-16914) dated July 18, 1996.

          The unaudited combined financial statements of Scripps Cable for the nine months ended September 30, 1996 are incorporated by reference from the Form 8-K/A(7) of The E.W. Scripps Company (commission file no. 1-16914) dated November 1, 1996.

     (b)  EXHIBITS

          EXHIBIT NO.

          10.1 Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 28, 1995, by and among The E.W. Scripps Company, Scripps Howard, Inc. and Comcast Corporation and Form of Amendment to the Merger Agreement
                    (incorporated by reference from Exhibit 2.1 to the Company's Registration Statement on Form S-4, file no. 333-13083.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 27, 1996                        COMCAST CORPORATION
                                              By: /s/ Joseph J. Euteneuer
                                                  -----------------------
                                                 Joseph J. Euteneuer
                                                 Vice President and
                                                 Corporate Controller

                               COMCAST CORPORATION
               INDEX TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


     Unaudited Pro Forma Financial Information                        F - 1

     Unaudited Pro Forma Condensed Consolidated
     Balance Sheet as of September 30, 1996                           F - 2

     Unaudited Pro Forma Condensed Consolidated Statement
     of Operations for the Nine Months Ended September 30, 1996       F - 3

     Unaudited Pro Forma Condensed Consolidated Statement
     of Operations for the Year Ended December 31, 1995               F - 4

     Notes to Unaudited Pro Forma Condensed Consolidated
     Financial Statements                                             F - 5

                               UNAUDITED PRO FORMA
                              FINANCIAL INFORMATION

On November 13, 1996, the Company acquired the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for 93.049 million shares of the Company's Class A Special Common Stock valued at $1.552 billion, based on the average closing price of the Class A Special Common Stock for the period from November 11, 1996 to November 15, 1996 (the "Scripps Transaction"). In February 1995, the Company and Tele-Communications, Inc. ("TCI") acquired all of the outstanding stock of QVC, Inc. ("QVC") not previously owned by them (the "QVC Acquisition") for approximately $1.4 billion in cash. For a further description of the Scripps Transaction, the QVC Acquisition and certain related transactions, see the notes to unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed consolidated financial statements reflect the consolidated financial position of the Company and Scripps Cable as of September 30, 1996, their consolidated operations for the nine months ended September 30, 1996 and their, along with QVC's, consolidated operations for the year ended December 31, 1995. See the notes to unaudited pro forma condensed consolidated financial statements for a description of the assumptions used in preparing these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet assumes the Scripps Transaction occurred on September 30, 1996. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1996 and for the year ended December 31, 1995 assume the QVC Acquisition and the Scripps Transaction occurred on January 1, 1995.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with: 1) the historical consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995; 2) the historical condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; 3) the historical combined financial statements of Scripps Cable for the year ended December 31, 1995 incorporated by reference herein; and 4) the historical combined financial statements of Scripps Cable for the nine months ended September 30, 1996 incorporated by reference herein.

The results presented in the unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of the results which actually would have occurred had the QVC Acquisition and the Scripps Transaction occurred on the dates indicated or which may result in the future.

                               COMCAST CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                                           (D)
                                                       The Company    Scripps Cable   Pro Forma                    The Company
                                                       Historical      Historical    Adjustments                    Pro Forma
                                                       -----------    -------------  -----------                   -----------
ASSETS

Current Assets
  Cash, cash equivalents and
    short-term investments                               $526,662         $1,596       ($1,596)  (E.3.)              $526,662
  Accounts receivable, net                                350,675         11,496                                      362,171
  Inventories, net                                        256,251         10,670                                      266,921
  Prepaid charges and other                                57,990          6,954                                       64,944
  Deferred income taxes                                    65,758          5,421                                       71,179
                                                       ----------       --------     ----------                   -----------
    Total current assets                                1,257,336         36,137        (1,596)                     1,291,877

Investments, principally in affiliates                  1,278,733                                                   1,278,733

Property and Equipment, net                             2,051,562        318,698        308,031  (E.1.)             2,678,291

Deferred Charges, net                                   5,241,677        137,054      1,382,310  (E.2.,6.)          6,761,041
                                                       ----------       --------     ----------                   -----------
                                                       $9,829,308       $491,889     $1,688,745                   $12,009,942
                                                       ----------       --------     ----------                   -----------
                                                       ----------       --------     ----------                   -----------

LIABILITIES AND STOCKHOLDERS'
  (DEFICIENCY) EQUITY

Current Liabilities
  Accounts payable and accrued expenses                  $990,414        $34,727       ($3,781) (E.3.)             $1,021,360
  Current portion of long-term debt                       150,550                                                     150,550
                                                       ----------       --------     ----------                   -----------
    Total current liabilities                           1,140,964         34,727        (3,781)                     1,171,910

Long-term Debt, less current portion                    7,233,745                                                   7,233,745

Due to Affiliates                                                        340,982       (340,982) (E.3.)

Deferred Income Taxes                                   1,501,820        103,576        494,527  (E.6.)             2,099,923

Minority Interest and Other                               891,492          8,775         (8,775) (E.3.)               891,492


Stockholders' (Deficiency) Equity
  Preferred stock                                          31,850                                                      31,850
  Common stock                                            233,313          1,801         91,248  (E.4.,5.)            326,362
  Additional capital                                      869,911         35,144      1,423,392  (E.4.,5.)          2,328,447
  Accumulated deficit                                  (2,089,358)       (33,116)        33,116  (E.5.)            (2,089,358)
  Unrealized gains on marketable securities                32,716                                                      32,716
  Cumulative translation adjustments                      (17,145)                                                    (17,145)
                                                       ----------       --------     ----------                   -----------

    Total stockholders' (deficiency) equity              (938,713)         3,829      1,547,756                       612,872
                                                       ----------       --------     ----------                   -----------
                                                       $9,829,308       $491,889     $1,688,745                   $12,009,942
                                                       ----------       --------     ----------                   -----------
                                                       ----------       --------     ----------                   -----------


See notes to unaudited pro forma condensed consolidated financial statements.

                               COMCAST CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED SEPTEMBER 30, 1996
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           (D)

                                                       The Company    Scripps Cable    Pro Forma                   The Company
                                                       Historical      Historical     Adjustments                   Pro Forma
                                                       ----------     -------------  -------------                -------------
Revenues, net                                          $2,870,869       $231,408          ($608) (E.7.)            $3,101,669
                                                       ----------       --------       --------                    ----------

Operating, Selling, General and
 Administrative Expenses and Cost of Goods Sold         2,008,862        133,054           (608) (E.7.)             2,141,308
Depreciation and Amortization                             490,990         40,810         98,876  (E.8.)               630,676
                                                       ----------       --------       --------                    ----------
                                                        2,499,852        173,864         98,268                     2,771,984
                                                       ----------       --------       --------                    ----------

Operating Income                                          371,017         57,544        (98,876)                      329,685

Investment (Income) Expense
 Interest expense                                         403,735         26,072        (26,045) (E.9.)               403,762
 Investment income                                        (63,706)                                                    (63,706)
 Equity in net losses of affiliates                        89,198                                                      89,198
 Gain from equity offering of affiliate                   (40,638)                                                    (40,638)
 Other                                                     22,673             79                                       22,752
                                                       ----------       --------       --------                    ----------
                                                          411,262         26,151        (26,045)                      411,368
                                                       ----------       --------       --------                    ----------

(Loss) Income Before Income Tax Expense
 and Minority Interest                                    (40,245)        31,393        (72,831)                      (81,683)

Income Tax Expense                                         33,894         12,608        (22,473) (E.10.)               24,029
Minority Interest                                         (47,423)                                                    (47,423)
                                                       ----------       --------       --------                    ----------

(Loss) Income from Continuing Operations                 ($26,716)       $18,785       ($50,358)                     ($58,289)
                                                       ----------       --------       --------                    ----------
                                                       ----------       --------       --------                    ----------

Loss from Continuing Operations Per Share                  ($0.11)                                                     ($0.18)
                                                       ----------                                                  ----------
                                                       ----------                                                  ----------
Weighted Average Number of the Company's
 Common Shares Outstanding During the Period              236,189                        93,049  (E.11.)              329,238
                                                       ----------                      --------                    ----------
                                                       ----------                      --------                    ----------



See notes to unaudited pro forma condensed consolidated financial statements.

                               COMCAST CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           (A)
                                                                                         QVC
                                                       The Company         QVC        Pro Forma
                                                       Historical      Historical    Adjustments
                                                       -----------     ----------    -----------

Revenues, net                                          $3,362,946       $131,469        ($1,095) (B.1.)
                                                       ----------       --------       --------

Operating, Selling, General and
 Administrative Expenses and Cost of Goods Sold         2,344,103        108,044           (469) (B.1.)
Depreciation and Amortization                             689,052          5,001          4,781  (B.1.,2.)
                                                       ----------       --------       --------
                                                        3,033,155        113,045          4,312
                                                       ----------       --------       --------

Operating Income                                          329,791         18,424         (5,407)

Investment (Income) Expense
 Interest expense                                         524,727            125         12,256  (B.3.)
 Investment income                                       (229,848)        (1,634)           348  (B.4.)
 Equity in net losses of affiliates                        86,618          2,285          5,480  (B.5.)
 Other                                                     (6,296)
                                                       ----------       --------       --------
                                                          375,201            776         18,084
                                                       ----------       --------       --------

(Loss) Income Before Income Tax Expense
 and Minority Interest                                    (45,410)        17,648        (23,491)

Income Tax Expense                                         42,171          8,055         (8,134) (B.6.)
Minority Interest                                         (49,732)                         (802) (B.7.)
                                                       ----------       --------       --------

(Loss) Income from Continuing Operations                 ($37,849)        $9,593       ($14,555)
                                                       ----------       --------       --------
                                                       ----------       --------       --------

Loss from Continuing Operations Per Share                  ($0.16)
                                                       ----------
                                                       ----------

Weighted Average Number of the Company's
 Common Shares Outstanding During the Period              239,679
                                                       ----------
                                                       ----------


                                                       The Company         (D)                                     The Company
                                                        Pro Forma                    Scripps Cable                  Pro Forma
                                                          with        Scripps Cable    Pro Forma                  with QVC and
                                                           QVC         Historical     Adjustments                 Scripps Cable
                                                       ----------     -------------  -------------                -------------
Revenues, net                                          $3,493,320       $279,482          ($766) (E.7.)            $3,772,036
                                                       ----------       --------       --------                    ----------

Operating, Selling, General and
 Administrative Expenses and Cost of Goods Sold         2,451,678        162,810           (766) (E.7.)             2,613,722
Depreciation and Amortization                             698,834         54,099        131,707  (E.8.)               884,640
                                                       ----------       --------       --------                    ----------
                                                        3,150,512        216,909        130,941                     3,498,362
                                                       ----------       --------       --------                    ----------
Operating Income                                          342,808         62,573       (131,707)                      273,674

Investment (Income) Expense
 Interest expense                                         537,108         35,258        (34,915) (E.9.)               537,451
 Investment income                                       (231,134)                                                   (231,134)
 Equity in net losses of affiliates                        94,383                                                      94,383
 Other                                                     (6,296)        (2,288)                                      (8,584)
                                                       ----------       --------       --------                    ----------
                                                          394,061         32,970        (34,915)                      392,116
                                                       ----------       --------       --------                    ----------

(Loss) Income Before Income Tax Expense
 and Minority Interest                                    (51,253)        29,603        (96,792)                     (118,442)

Income Tax Expense                                         42,092         11,913        (29,887) (E.10.)               24,118
Minority Interest                                         (50,534)                                                    (50,534)
                                                       ----------       --------       --------                    ----------

(Loss) Income from Continuing Operations                 ($42,811)       $17,690       ($66,905)                     ($92,026)
                                                       ----------       --------       --------                    ----------
                                                       ----------       --------       --------                    ----------

Loss from Continuing Operations Per Share                  ($0.18)                                                     ($0.28)
                                                       ----------                                                  ----------
                                                       ----------                                                  ----------
Weighted Average Number of the Company's
 Common Shares Outstanding During the Period              239,679                        93,049  (E.11.)              332,728
                                                       ----------                      --------                    ----------
                                                       ----------                      --------                    ----------


See notes to unaudited pro forma condensed consolidated financial statements.

                        NOTES TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

QVC

A.   SUMMARY OF TRANSACTIONS

     In February 1995, the Company and Tele-Communications, Inc. ("TCI") acquired all of the outstanding stock of QVC, Inc. and its subsidiaries ("QVC") not previously owned by them (approximately 65% of such shares on a fully diluted basis) for $46, in cash, per share (the
     "QVC Acquisition"), representing a total cost of approximately $1.4 billion. The QVC Acquisition, including the exercise of certain warrants held by the Company, was financed with cash contributions from the Company (see below) and TCI of $296.3 million and $6.6 million, respectively, borrowings of $1.1 billion under a $1.2 billion QVC credit facility and existing cash and cash equivalents held by QVC. Following the acquisition, the Company and TCI own, through their respective subsidiaries, 57.45% and 42.55%, respectively, of QVC. The Company, through a management agreement, is responsible for the day to day operations of QVC. The Company has accounted for the QVC Acquisition under the purchase method and QVC was consolidated with the Company effective February 1, 1995. QVC's historical results of operations included in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 represents QVC's historical results of operations for the month ended January 31, 1995.

     In January 1995, the Company exchanged its investments in Heritage Communications, Inc. ("Heritage") with TCI for approximately 13.3 million publicly-traded Class A common shares of TCI with a fair market value of approximately $290.0 million. Shortly thereafter, the Company sold approximately 9.1 million unrestricted TCI shares for total proceeds of approximately $188.1 million (collectively, the "Heritage Transaction"). As a result of these transactions, the Company recognized a pre-tax gain of $141.0 million in 1995.

     The Company's cash contribution in connection with the QVC Acquisition was funded, in part, by the cash proceeds from the Heritage Transaction, along with a borrowing of $80.0 million under a subsidiary's credit facility.

B.   PRO FORMA ADJUSTMENTS

     The following adjustments and elimination entries have been made to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 to reflect the QVC Acquisition:

     1.   Elimination of commissions and other payments by QVC to the Company.

     2. Represents additional depreciation and amortization expense resulting from the increased fair market value of the assets acquired in excess of their historical book values and amortization of goodwill arising from the acquisition. Depreciation expense is based on a weighted average property and equipment life of approximately 7 years. Amortization expense is based on a life of 30 years for goodwill and 10 years for cable television distribution rights. Debt issuance costs are amortized over the term of the related debt.

     3. Represents the increase in interest expense due to the incurrence of additional long-term indebtedness, at a weighted average interest rate of 8.3%.

     4. Elimination of interest income on the Company's notes receivable from Heritage, which were exchanged for TCI Shares in connection with the Heritage Transaction.

     5. Elimination of the Company's historical equity in the net income of QVC. The Company historically accounted for its investment in QVC under the equity method through the date of the QVC Acquisition.

     6. Represents the adjustments to the tax provision resulting from the pro forma adjustments.

     7. Represents the minority interest resulting from TCI's 42.55% interest in QVC.

SCRIPPS CABLE

C.   SUMMARY OF TRANSACTIONS

     On November 13, 1996, the Company acquired the cable television operations ("Scripps Cable") of The E.W. Scripps Company ("E.W. Scripps") in exchange for 93.049 million shares of the Company's Class A Special Common Stock, par value $1.00 per share (the "Class A Special Common Stock"), valued at $1.552 billion, based on the average closing price of the Class A Special Common Stock for the period from November 11, 1996 to November 15, 1996 (the "Scripps Transaction"). The Scripps Transaction was consummated pursuant to the terms of an Agreement and Plan of Merger ("the Merger Agreement"), incorporated by reference herein, between the Company, E.W. Scripps and Scripps Howard, Inc. ("SHI"), a wholly owned subsidiary of E.W. Scripps. The Company has accounted for the Scripps Transaction under the purchase method and Scripps Cable has been consolidated with the Company effective November 1, 1996.

D.   BASIS OF PRESENTATION

     E.W. Scripps had historically been the holding company for its cable television operations along with other operations. In connection with the Scripps Transaction, in which E.W. Scripps was merged with and into the Company (the "Merger"), E.W. Scripps contributed its non-cable televison operations to SHI and distributed the shares of SHI to its shareholders (the "Distribution"). The Distribution occurred immediately prior to the closing of the Merger. Accordingly, when the Company acquired E.W. Scripps, it only purchased Scripps Cable.

     The historical combined financial statements of Scripps Cable included in the unaudited pro forma condensed consolidated financial statements represent the net assets that the Company acquired and exclude the assets, liabilities and results of operations of the non-cable television operations of E.W. Scripps.

E.   PRO FORMA ADJUSTMENTS

     The following adjustments and elimination entries have been made to the unaudited pro forma condensed consolidated balance sheet to reflect the Scripps Transaction:

     1. Represents the estimated fair value of the property and equipment acquired in the Scripps Transaction in excess of the historical book value of such property and equipment ($308.0 million). The estimated fair value of the acquired property and equipment is subject to adjustment upon receipt by the Company of an independent appraisal of Scripps Cable.

     2. Represents the allocation of the total consideration in the Scripps Transaction to deferred charges ($887.8 million), principally to franchise acquisition costs and subscriber lists. The purchase price allocation is subject to adjustment upon receipt by the Company of an independent appraisal of Scripps Cable.

     3. Represents the elimination of cash and certain liabilities which were not acquired or assumed by the Company in the Scripps Transaction pursuant to the terms of the Merger Agreement (primarily income taxes payable, accruals for lawsuits and related settlements and amounts payable by Scripps Cable to E.W. Scripps) ($351.9 million in total).

     4. Represents the par value of the Class A Special Common Stock issued by the Company for Scripps Cable ($93.0 million) and the related additional capital ($1.459 billion), based on the
          93.049 million shares issued in the Scripps Transaction valued at $1.552 billion (based on the average closing price of the Class A Special Common Stock for the period from November 11, 1996 to November 15, 1996).

     5.   Represents the elimination of Scripps Cable's historical equity.

     6. Represents goodwill and deferred income taxes resulting from differences in the book and tax bases of the assets of Scripps Cable arising from the acquisition ($494.5 million).

     The following adjustments and elimination entries have been made to the unaudited pro forma condensed consolidated statements of operations to reflect the Scripps Transaction:

     7.   Represents the elimination of commissions paid by QVC to Scripps
          Cable.

     8. Represents additional depreciation and amortization expense resulting from the increased fair value of the assets acquired in excess of their historical book values and amortization of goodwill arising from the acquisition, offset, in part, by the elimination of Scripps Cable's historical goodwill amortization. Depreciation expense is based on a weighted average property and equipment life of approximately 10 years. Property and equipment of Scripps Cable principally consists of operating facilities, which is typically depreciated over a period of 12 years by the Company. Amortization expense is based on an average life for deferred charges and goodwill of 12 and 20 years, respectively.

      9. Represents the elimination of Scripps Cable's historical interest expense on balances due to affiliates.

     10. Represents the adjustments to the tax provision resulting from the pro forma adjustments.

     11. Represents the shares of Class A Special Common Stock issued in the Scripps Transaction.